PRICEWATERHOUSECOOPERS                               PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York, NY 10036
                                                     Telephone (646)471-4000
                                                     Facsimile (646) 471-4100



September 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by The Mexico Equity and Income Fund, Inc. (the "Fund"), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Fund's N-SAR report dated September 26, 3003. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP